Exhibit 1.1

Execution Version

The Timken Company

$400,000,000

4.500% Senior Notes due 2028

UNDERWRITING AGREEMENT

August 22, 2018

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway Avenue

New York, NY 10036

As Representatives of the

    Several Underwriters listed in Schedule I hereto

Ladies and Gentlemen:

The Timken Company, an Ohio corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) $400,000,000 aggregate principal amount of its 4.500% Senior Notes due 2028 (the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Notes are to be issued under a base indenture, to be dated as of the Closing Date (as defined below) (the “Base Indenture”), as supplemented by a supplemental indenture for the Notes to be dated as of the Closing Date (together with the Base Indenture, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Underwriting Agreement (this “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Notes set forth opposite their respective names in Schedule I hereto.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)    An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (Registration No. 333-226469) in respect of the Notes, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements of, and comply with the conditions for the use of, Form S-3 under the Act. Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430B or 430C under the Act, is herein referred to as the “Registration Statement.” If the Company has filed a post-effective amendment pursuant to Rules 413(b) and 462(e) under the Act, then any reference herein to the term “Registration Statement” shall be deemed to include such post-effective amendment. The Base Prospectus, as supplemented by each preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act, including the documents incorporated by reference in the Base Prospectus is herein referred to as a “Preliminary Prospectus.” As used herein, the term “Prospectus” means the prospectus supplement and the Base Prospectus relating to the Notes first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Notes by the Underwriters.

(b)    As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) and the Statutory Prospectus (as defined below) (collectively, the “General Disclosure Package”) nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13. As used in this Agreement:

“Applicable Time” means 2:20 p.m. (Eastern time) on the date of this Agreement, which is the time when sales of the Notes were first made.

“Statutory Prospectus” means the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time, including the documents incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)    The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission, conformed or will conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) information contained in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

(d)    Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offering and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives for their written approval as described in the next paragraph, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(e)    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, the General Use Free Writing Prospectus(es) and each Limited Use Free Writing Prospectus approved in writing in advance by the Representatives and other materials, if any, permitted under the Act and consistent with Section 4(b) below. To the extent it is required to do so, the Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(f)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(g)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(h)    The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, comply in all material respects with the Act, the Rules and Regulations and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been made and are not expected to be material in amount. The summary consolidated financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)    Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business that are material with respect to the Company and its subsidiaries, taken as a whole; and (iii) except for regular quarterly dividends on the common shares, without par value, of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes (collectively, the “Transaction Documents”); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” means, when used in respect of any matter relating to the Company or any of its subsidiaries, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(k)    Each of the Company’s “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Act) as set forth on Schedule III hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”): (i) has been duly organized and is validly existing and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power, as the case may be, and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; and (ii) is duly qualified or licensed to transact business and is, where applicable, in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, outstanding shares of common stock or other similar interests, as applicable, of each such Subsidiary have been duly authorized and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of common stock or other similar interests, as applicable, of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Subsidiaries listed on Schedule III hereto are the only significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Act) of the Company as of the date hereof.

(l)    The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of capital stock” and “Capitalization” (except for subsequent (i) issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or existing compensation plans or pursuant to the exercise of convertible securities or options of the Company and (ii) repurchases of common stock by the Company pursuant to existing compensation plans or its share repurchase authorization). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(m)    The Base Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, assuming due authorization by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(n)    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(o)    The Notes have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, at the Closing Date, will have been duly executed by the Company and, when authenticated by the Trustee, issued and delivered in the manner provided for in the Indenture and delivered against payment of the consideration set forth herein, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(p)    The Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(q)    None of the Company or its Subsidiaries is in violation of its charter or by-laws or similar charter or organizational document. None of the Company or its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, securitization agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of proceeds”) and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws or similar charter or organizational document of the Company or its Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries (except, with respect to clause (ii) above, as would not, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)    Since the date of the most recent financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except as described or otherwise reflected therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, and (ii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

(s)    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or “Blue Sky” laws) has been obtained or made and is in full force and effect.

(t)    There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is subject, or to which any of the properties of the Company or any of its Subsidiaries is subject, that would be required to be described in a prospectus pursuant to the Act that are not described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)    To the knowledge of the Company, Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the applicable Rules and Regulations and the rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Act.

(v)    Each of the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all real property of the respective businesses of the Company and its subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests or encumbrances of any kind except those that (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) could not be expected, individually or in the aggregate, to have a Material Adverse Effect, or (iii) do not materially interfere with the use made and proposed to be made of such real property by the Company and its subsidiaries.

(w)    Except as would not, individually or in the aggregate, result in a Material Adverse Effect, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) each of the Company and its Subsidiaries owns or possesses valid and adequate rights to use, or can acquire the same on reasonable terms, all of the patents, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable inventions, proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property (collectively, “Intellectual Property”) used in or necessary to carry on their respective businesses as they are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests or encumbrances of any kind; and (ii) (A) to the knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries, as they are now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, does not infringe, dilute, misappropriate or conflict with the Intellectual Property of any third party, (B) no action, suit, claim or other proceeding is pending (or, to the knowledge of the Company, is threatened) challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property or challenging the validity, enforceability or scope of any Intellectual Property, and none of the Company or its Subsidiaries has received any written notice or has actual knowledge of any facts or circumstances which would render any Intellectual Property owned by the Company or its Subsidiaries invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, (C) to the knowledge of the Company, no third party is infringing, diluting, misappropriating or conflicting with, nor has infringed, diluted, misappropriated or conflicted with, any Intellectual Property owned by the Company or its Subsidiaries and (D) neither the Company nor any of its Subsidiaries has sent or received any notice of any claim of infringement, dilution or misappropriation of, or conflict with, any Intellectual Property.

(x)    Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) to the knowledge of the Company there has been no material breach, failure, substandard performance, unauthorized access or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology, telecommunications technology and other computer systems, networks, hardware, software, equipment or technology (collectively, “IT Systems”); (ii) to the knowledge of the Company there has been no material loss or theft of information or data (including any personally identifiable or other sensitive information or any confidential or proprietary information or trade secrets) from the IT Systems of the Company or any of its Subsidiaries or from the IT Systems of any third parties storing information or data on behalf of the Company or any of its Subsidiaries; (iii) the Company and its Subsidiaries are, and at all times in the past have been, in material compliance with all applicable laws, regulations and statutes and all internal policies and contractual obligations relating to data privacy and security and personally identifiable or other sensitive information; and (iv) each of the Company and its Subsidiaries has taken reasonable measures to protect, maintain and safeguard its IT Systems and the information and data (including any personally identifiable or other sensitive information or any confidential or proprietary information or trade secrets) stored thereon.

(y)    The Company is not and, upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)    Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon, other than taxes that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves; to the knowledge of the Company and the Subsidiaries, no tax deficiencies have been asserted against the Company or any of the Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa)    The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate in all material respects or represent the Company’s good faith estimates.

(bb)    Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its Subsidiaries owns or possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(cc)    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(dd)    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) none of the Company or its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or any binding judicial or administrative interpretation thereof, relating to pollution or protection of human health, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, those relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for their respective business operations and, since January 1, 2015, have been and are in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, notices of investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has received written notice that it is required to perform any clean-up or remediation pursuant to any Environmental Law; (v) to the Company’s knowledge, there are no releases of Hazardous Materials that require clean-up or remediation by the Company or any of its Subsidiaries under applicable Environmental Laws; and (vi) none of the Company or its Subsidiaries is reasonably expected to incur any costs or liabilities to comply with applicable Environmental Laws. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls or changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of, to the Company’s knowledge: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(gg)    Except as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(hh)    None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Notes in accordance with Regulation M under the Exchange Act.

(ii)    None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(jj)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate (as defined below) or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any act in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization of the payment or giving of money or anything of value to any foreign or domestic government official or employee (including any officer or employee of a government-owned or controlled entity or public international organization, any person working in an official capacity on behalf of any of the foregoing, or any political party or party official); (iii) violated, conspired to violate, or aided and abetted the violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom (“Bribery Act”), any laws promulgated pursuant to the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Laws”), and any other applicable anti-bribery and anticorruption laws (collectively with the FCPA, Bribery Act and OECD Laws, the “Anticorruption Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Affiliates have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Anticorruption Laws. As used herein, “Affiliate” of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(kk)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)    (i) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or Affiliates (including, for the avoidance of doubt, any person owning or controlling the Company or its subsidiaries) is, (A) currently a person with whom dealings are prohibited under any sanctions administered or enforced by the United States (including the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly restrict or prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (each, a “Sanctioned Country” and, each person identified in (A) or (B) above, a “Sanctioned Person”); (ii) neither the Company nor any of its subsidiaries has violated Sanctions or, during the three years prior to the date hereof, engaged in any business, dealings or transactions with a Sanctioned Person; and (iii) the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) for the purpose of financing activities of or business with any Sanctioned Person or in any Sanctioned Country or (B) in any other manner that will result in a violation of, or constitute sanctionable conduct under, Sanctions by any person (including any person participating in the transaction, whether as an Underwriter, advisor, investor or otherwise).

(mm)    Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus and except as prohibited by local law in circumstances that would not, individually or in the aggregate, result in a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, as applicable, from repaying to the Company any loans or advances to such Subsidiary from the Company, or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(nn)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.    Purchase, Sale and Delivery of the Notes.

On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, acting severally and not jointly, agree to purchase the Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 99.218% of the principal amount of the Notes. One or more certificates in definitive form for the Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York

at 10:00 a.m., New York time, on September 6, 2018, or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for checking by the Representatives and counsel to the Underwriters at least 24 hours prior to the Closing Date.

3.    Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so. The Notes are to be initially offered to the public at the applicable initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.    Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a)    The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Notes by the Underwriters.

(b)    The Company will: (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping; and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)    The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives, and shall file the Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act no later than prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of the Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d)    The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its commercially reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e)    If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(f)    The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g)    The Company will cooperate with the Representatives in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes by the Underwriters; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so qualified or subject.

(h)    The Company will, without charge, provide to the Underwriters and to counsel for the Underwriters as many copies of the Registration Statement, the Statutory Prospectus, any Issuer Free Writing Prospectus and the Prospectus or any amendment, supplement or exhibit thereto as the Underwriters may reasonably request. The Company will deliver to the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus, including the documents incorporated by reference therein, in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.

(i)    The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)    Prior to the Closing Date, the Company will furnish to the Underwriters, promptly after they have been prepared, a copy of any unaudited quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)    The Company will use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(l)    During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company that are substantially similar to the Notes.

(m)    The Company will comply in all material respects with the Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(n)    If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable law.

(o)    The Company will make generally available to its security holders, as soon as it is reasonably practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise the Representatives in writing when such statement has been so made available.

5.    Expenses.

The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Registration Statement, any Preliminary Prospectuses, the Statutory Prospectus, any Issuer Free Writing Prospectus, the Prospectus, and any amendments or supplements thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including any local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery to the Underwriters of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto (in an amount not to exceed $5,000 with respect to such memoranda), (vi) expenses in connection with any “roadshow” and any other meetings with prospective investors in the Notes, (vii) the filing fees of the Commission, (viii) the filing fees and reasonable expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes; (ix) fees and expenses of the Trustee, including fees and expenses of counsel, (x) any fees charged by investment rating agencies for the rating of the Notes, (xi) any stamp or transfer taxes in connection with the original issuance, execution, sale and enforcement of the Notes and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. For the avoidance of doubt, except as provided in this Section 5 and Section 7, the Underwriters will pay for their own expenses, including the fees of their counsel, the transfer taxes on the resale of any Notes by them and any expenses connected with any offers they make. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including reasonable fees, disbursements and charges of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters) that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and sale of the Notes.

6.    Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

(b)    On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date and addressed to the Underwriters, of Jones Day, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-1 hereto.

(c)    On the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date and addressed to the Underwriters, of Hansal N. Patel, Director & Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A-2 hereto.

(d)    On the Closing Date, the Underwriters shall have received the opinion, in form and substance reasonably satisfactory to the Underwriters, dated as of the Closing Date and addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may reasonably require. In rendering such opinion, Cleary Gottlieb Steen & Hamilton LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(e)    On the date hereof, the Underwriters shall have received from Ernst & Young LLP a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Underwriters and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and any unaudited interim financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date. On the Closing Date, the Underwriters shall have received from Ernst & Young LLP a comfort letter dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Underwriters, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited interim financial information included or incorporated by reference in the Prospectus.

(f)    The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements included or incorporated by reference in such General Disclosure Package and the Prospectus, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)    The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(h)    Subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably expected to result in a Material Adverse Effect.

(i)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement and prior to or on the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j)    The Underwriters shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives, to the effect that:

(i)    Such officer has reviewed the Registration Statement, the General Disclosure Package and the Prospectus;

(ii)    The representations and warranties of the Company contained in this Agreement are true and correct on and as of the Applicable Time and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iii)    At the Closing Date, since the date hereof or since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably expected to result in a Material Adverse Effect;

(iv)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, and prior to or on the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

(v)    The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Company shall furnish to the Underwriters such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Underwriters shall reasonably request.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.    Indemnification.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)    any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically);

(ii)    with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii)    with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Marketing Materials or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company in writing by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 7 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter, furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld, conditioned or delayed.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 7 or the Company in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Underwriter on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

8.    Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such principal amounts as may be agreed upon, and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective principal amounts of the Notes which they are obligated to purchase hereunder, to purchase the Notes which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregated principal amount of the Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Survival Clause.

The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

10.    Termination.

(a)    This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i)    any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Underwriters, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Underwriters, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);

(ii)    trading in securities of the Company or in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii)    a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or

(iv)    there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(b)    Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

11.    Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020; Fax: (646) 855-5958, Attention: High Grade Transaction Management/Legal and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division; Phone: (212) 761-6691; Fax: (212) 507-8999; if to the Company, 4500 Mt. Pleasant St., N.W., North Canton, Ohio 44720-5450, Attention: Hansal N. Patel, with a copy to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki.

12.    Successors.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Underwriters will be deemed a successor because of such purchase.

13.    Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the (i) third, (ii) third sentence of the sixth and (iii) seventh paragraphs under the caption “Underwriting” in the Prospectus.

14.    No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.    Governing Law; Waiver of Jury Trial.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as Underwriter or your role in connection herewith.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE TIMKEN COMPANY

By	/s/ Philip D. Fracassa
Name:	Philip D. Fracassa
Title:	Executive Vice President,
Chief Financial Officer

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of

the date first above written.

As Representatives and on behalf of the

several Underwriters listed on Schedule I

MERRILL LYNCH, PIERCE, FENNER & SMITH

                             INCORPORATED

By	/s/ Happy Hazelton
Name:	Happy Hazelton
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By	/s/ Tammy Serbee
Name:	Tammy Serbee
Title:	Managing Director

SCHEDULE I

Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000
Morgan Stanley & Co. LLC	$120,000,000
Goldman Sachs & Co. LLC	$32,000,000
Keybanc Capital Markets Inc.	$32,000,000
Barclays Capital Inc.	$16,000,000
HSBC Securities (USA) Inc.	$16,000,000
J.P. Morgan Securities LLC	$16,000,000
MUFG Securities Americas Inc.	$8,000,000
PNC Capital Markets LLC	$8,000,000
SG Americas Securities, LLC	$8,000,000
U.S. Bancorp Investments, Inc.	$8,000,000
Wells Fargo Securities, LLC	$8,000,000
The Williams Capital Group, L.P.	$8,000,000

Total	$400,000,000

SCHEDULE II

Final Term Sheet dated August 22, 2018 filed by the Company under Rule 433 under the Act.

SCHEDULE III

Subsidiaries of the Company

Name	Jurisdiction of Incorporation

The Timken Corporation	Ohio

Timken Receivables Corporation	Delaware

Timken Gears & Services Inc.	Ohio

Timken (Shanghai) Distribution & Sales Co. Ltd.	China

EXHIBIT A-1

Form of Opinion of Jones Day, Counsel for the Company

EXHIBIT A-2

Form of Opinion of Hansal N. Patel, Director & Corporate Secretary of the Company